Filed Pursuant to Rule 424(b)(7)
Registration No. 333-290121

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 9, 2025)

Ondas Holdings Inc.

2,389,203 Shares of Common Stock Offered by the Selling Stockholders

We are registering the offer and sale or other disposition from time to time of 2,389,203 shares of our Common Stock (“Common Stock”), par value $0.0001 per share (the “Shares”), by the selling stockholders identified in this prospectus supplement. The Shares were issued to the selling stockholders in connection with the transactions contemplated by the Exchange Agreements described below. We relied upon the exemption from registration provided by Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder with respect to the initial issuance of the Shares.

To the extent that the selling stockholders resell any of the Shares, the selling stockholders may be required to provide you with this prospectus supplement identifying and containing specific information about the selling stockholders and the amount and terms of the securities being offered. You should read this prospectus supplement and the accompanying prospectus before you invest.

As previously disclosed, in 2024 Ondas Autonomous Systems Inc., a Nevada corporation (“OAS”) issued (i) convertible promissory notes in the aggregate original principal amount of $5.2 million (the “Notes”) to a private investor group, including (a) Privet Ventures LLC, an entity affiliated with Eric Brock, Chairman and Chief Executive Officer of the Company and sole director and Co-Chief Executive Officer of OAS, and (b) Charles & Potomac Capital, LLC, an entity affiliated with a former director of the Company (“C&P”), and (ii) warrants (the “Warrants”) to purchase an aggregate of 3,616,071 shares of OAS common stock, $0.0001 par value per share (the “OAS Common Stock”), to a private investor group, including C&P.

On December 17, 2025, we entered into exchange agreements (collectively the “Exchange Agreements”), by and between the Company, OAS and certain holders of the Notes, Warrants, and OAS Common Stock issued by virtue of previously exercised Warrants (collectively, the “Holders”), pursuant to which the Holders converted their Notes and/or exercised their Warrants on a cashless basis into shares of OAS Common Stock and promptly thereafter exchanged such shares of OAS Common Stock (including those shares previously issued by virtue of previously exercised Warrants) for shares of Common Stock (the “Exchange”). At each Holder’s election, the Holder could elect to defer the closing to January 5, 2026, as the Company and the Holder may agree. Pursuant to the Exchange Agreements, (i) on December 27, 2025 we issued 5,299,482 shares of Common Stock to the selling stockholders who did not elect to defer the closing to January 5, 2026 and (ii) on January 5, 2026 we issued 2,389,203 shares of Common Stock to the selling stockholders who did elect to defer the closing to January 5, 2026, based on the closing bid price of the Common Stock on the Nasdaq Stock Market on December 16, 2025.

After giving effect to the Exchange, we own approximately 99% of OAS and the Holders own approximately 1% of OAS on a fully diluted basis.

The Shares are being registered for resale pursuant to the Exchange Agreements. Each selling stockholder shall be subject to daily trading volume limitations, whereby such selling stockholder may not sell any Common Stock issued to such selling stockholder pursuant to the Exchange Agreements on any trading market in any single trading day to the extent such sales would exceed five percent (5%) of the average daily trading volume of such stock as reported on the principal trading market on which the Common Stock is listed, calculated based on the ten (10) consecutive trading days immediately preceding the relevant date of determination (the “Trading Limitation”).

The selling stockholders may sell some, all, or none of the Shares offered by this prospectus supplement and the accompanying prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market, or trading facility on which shares of our Common Stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. See the section titled “Plan of Distribution” and “Use of Proceeds” for additional information.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ONDS.” On January 2, 2026, the closing price for our Common Stock, as reported on the Nasdaq Capital Market, was $11.02 per share. Our principal executive office is located at 222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401.

Investing in our Common Stock involves significant risks. Please carefully read the information under the headings “Risk Factors” beginning on page S-4 of this prospectus supplement and the information included and incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus supplement dated January 5, 2026.

TABLE OF  CONTENTS

Prospectus Supplement

Prospectus

This prospectus supplement and accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3ASR (File No. 333-290121) that we filed on September 9, 2025 with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the selling stockholders have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Common Stock.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any Common Stock other than the Common Stock described herein or an offer to sell or the solicitation of an offer to buy such Common Stock in any circumstances in which such offer or solicitation is unlawful.

Unless otherwise indicated, any reference to “Ondas”, the “Company”, or “we”, “us”, or “our” refers to Ondas Holdings Inc. and its consolidated subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that are incorporated by reference herein and therein. It does not contain all of the information that may be important to you and your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus, including the matters set forth under the sections of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference therein, including the section titled “Risk Factors,” the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part.

Overview

Ondas Holdings is a leading provider of private wireless, drone, and automated data solutions through its subsidiaries Ondas Networks Inc., a Texas corporation (“Ondas Networks”), Apeiro Motion Ltd., an Israeli company (“Apeiro”), Ondas Capital Inc., a Nevada corporation (“Ondas Capital”), Ondas Autonomous Systems Inc., a Nevada corporation (“OAS”), which wholly-owns Airobotics Ltd., an Israeli company (“Airobotics”), and American Robotics, Inc., a Delaware corporation (“American Robotics”), and Sentry CS Ltd, a company organized under the laws of the State of Israel (“Sentry”).

Ondas Networks provides wireless connectivity solutions. OAS provides drone, ground robotics and automated data solutions through its subsidiaries Airobotics and American Robotics and Ondas Holdings’ subsidiaries Apeiro and Sentry. Ondas Networks and OAS together provide users in defense, homeland security, and critical infrastructure markets with improved connectivity and data collection and information processing capabilities. We operate Ondas Networks and OAS as separate business segments, and the following is a discussion of each segment.

Ondas Networks Segment

Ondas Networks provides wireless connectivity solutions enabling mission-critical Industrial Internet applications and services. We refer to these applications as the Mission-Critical Internet of Things (“MC-IoT”). Our wireless networking products are applicable to a wide range of MC-IoT applications, which are most often located at the very edge of large industrial networks. These applications require secure, real-time connectivity with the ability to process large amounts of data at the edge of large industrial networks. Such applications are required in all of the major critical infrastructure markets, including rail, electric grids, drone operations, oil and gas, and public safety, homeland security and government, where secure, reliable and fast operational decisions are required in order to improve efficiency and ensure a high degree of safety and security. Our MC-IoT intellectual property has been adopted by the Institute of Electrical and Electronics Engineers (“IEEE”), the leading worldwide standards body in data networking protocols, and forms the core of the IEEE 802.16 standard. Because standards-based communications solutions are preferred by our mission-critical customers and ecosystem partners, we continue to take a leadership position in IEEE as it relates to wireless networking for industrial markets.

We design, develop, manufacture, sell and support FullMAX, our patented, Software Defined Radio platform for secure, private, wide-area broadband networks. Our customers install FullMAX systems in order to upgrade and expand their legacy wide-area network infrastructure. By upgrading their legacy systems, customers benefit from significant increases in data throughput which enables new applications. We have targeted the North American freight rail operators for the initial adoption of our FullMAX platform. These rail operators currently operate legacy communications systems utilizing dated narrowband wireless technologies for voice and data communications. These legacy wireless networks have limited data capacity and are unable to support the adoption of new, intelligent train control and management systems. The freight rail operators through the Association of American Railroads (“AAR”), its advisory subsidiary MxV Rail, as well as the American Railway Engineering and Maintenance Association, have adopted the IEEE 802.16 standard for future private wireless networks. The IEEE 802.16t Direct Peer-to-Peer protocol has been selected by the AAR as the new standard for Next Generation head-of-train / end-of-train (“HOT-EOT”) communications or “NGHE Gen4.” This new protocol for train telemetry operations enables new safety and operational improvements to existing HOT-EOT applications.

Our software-based FullMAX platform is an important and timely upgrade solution for privately-owned and operated wireless wide-area networks, leveraging Internet Protocol-based communications to provide security, more reliability and significant data throughput for our mission-critical infrastructure customers. We believe industrial and critical infrastructure markets throughout the globe have reached an inflection point where legacy serial and analog based protocols no longer meet industry needs. In addition to offering enhanced data throughput, FullMAX is an intelligent networking platform enabling the adoption of sophisticated operating systems and equipment supporting next-generation MC-IoT applications over wide field areas. These new MC-IoT applications and related equipment require more processing power at the edge of large industrial networks and the efficient utilization of network capacity and scarce bandwidth.

Ondas Autonomous Systems Segment

Our OAS business unit develops, integrates, and deploys multi-domain autonomous solutions spanning air, ground, and communication systems for high-performance applications in defense, homeland security, and industrial markets. OAS delivers a unified technology ecosystem that combines autonomous drones, ground robotics, and secure tethered communications to enhance operational intelligence, safety, and resilience across mission-critical environments.

OAS’ portfolio includes the Optimus System™, a fully autonomous drone platform designed for persistent aerial intelligence, surveillance, and reconnaissance (ISR), and the Iron Drone Raider™, a fully autonomous interceptor drone engineered to detect, track, and neutralize small hostile drones. Complementing these aerial platforms, Apeiro’s advanced ground robots and fiber-spool communication systems extend mission reach, enabling autonomous and resilient operations across complex terrain, underground environments, and communications-denied areas and Sentrycs’ Cyber-over-RF (CoRF) and Protocol-Manipulation counter-UAS technology.

Our multi-domain autonomy architecture serves customers across defense, homeland security, public safety, and critical industrial sectors, including smart cities, airports, seaports, oil and gas, mining, heavy construction, data centers, and semiconductor manufacturing. OAS solutions are built for persistent operations in the most demanding conditions — urban areas, sensitive facilities, and remote field deployments — providing unmatched situational awareness, security, and operational continuity.

In addition to our core platforms, OAS provides a wide suite of enabling services to ensure successful deployment and sustainment, including AI-driven data analytics, automation and IT integration, safety and regulatory certification, training, and lifecycle maintenance. These capabilities empower customers to fully harness the benefits of autonomous technology while ensuring compliance and operational safety.

OAS and its portfolio companies — American Robotics, Airobotics, Apeiro, and Sentry — represent a powerful and synergistic combination of aerospace, robotics, and data technologies. Together, they deliver a comprehensive end-to-end platform that addresses every phase of the product lifecycle, from research and development through manufacturing, certification, and field sustainment.

OAS has achieved multiple industry-leading milestones, including the FAA Type Certification of the Optimus 1-EX UAV on September 25, 2023 — the first autonomous security data-capture UAV to receive this distinction. This certification, the highest echelon of FAA airworthiness recognition, enables broad beyond-visual-line-of-sight (BVLOS) operations over people and infrastructure and validates the system’s safety and reliability within the U.S. National Airspace System (NAS).

Corporate Information

Ondas’ corporate headquarters are located in West Palm Beach, Florida. Ondas Networks has offices and facilities in Sunnyvale, California, American Robotics’ offices and facilities are located in Sparks, Maryland, Airobotics’ offices and facilities are located in Petah Tikva, Israel, Apeiro offices and facilities are located in Kokhav Yaʼir, Israel, and Sentry officers and facilities are located in Tel-Aviv, Israel and New York, NY. Our telephone number is (888) 350-9994 and our Internet website address is www.ondas.com. The information on our website is not a part of, or incorporated in, this prospectus supplement.

The Offering

Common Stock offered by the selling stockholders in this offering	2,389,203 shares of our Common Stock

Use Of Proceeds	All proceeds from the sales of the Shares pursuant to this prospectus supplement will go to the selling stockholders. We will not receive any proceeds from the sale of the Shares by the selling stockholders. See the section titled “Use of Proceeds.”

Nasdaq Capital Market symbol	“ONDS”

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus supplement, as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition, results of operations and prospects could be materially and adversely affected by the realization of any of these risks. The trading price of our Common Stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2024, which is on file with the SEC and is incorporated herein by reference, as updated by our subsequent annual reports, (ii) our subsequent Quarterly Reports on Form 10-Q, and (iii) other documents we subsequently file with the SEC that are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the exhibits attached hereto and thereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are based on information available to our management as of the date of this prospectus supplement and our management’s good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those discussed under “Risk Factors” in this prospectus supplement, the accompanying prospectus, under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K for the year ended December 31, 2024, any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q filed after our most recent Annual Report on Form 10-K, or any risk factors that are included in our Current Reports on Form 8-K that are filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in or incorporated by reference into this prospectus supplement.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. We qualify all the forward-looking statements contained in this prospectus supplement by the foregoing cautionary statements.

USE OF PROCEEDS

All of the Shares that may be offered by the selling stockholders pursuant to this prospectus supplement will be sold by the selling stockholders for their respective accounts, and we will not receive any proceeds from the sale of the Shares by the selling stockholders.

We will pay certain costs, expenses and fees relating to the registration of the Shares for resale by the selling stockholders pursuant to this prospectus supplement. The selling stockholders, however, will pay any fees, discounts, concessions or commissions of any underwriters, broker-dealers or agents, and certain other expenses incurred in connection with the sale or other disposition of the Shares by the selling stockholders.

DESCRIPTION OF TRANSACTION

As previously disclosed, in 2024 OAS issued (i) the Notes in the aggregate original principal amount of $5.2 million to a private investor group, including (a) Privet Ventures LLC, an entity affiliated with Eric Brock, Chairman and Chief Executive Officer of the Company and sole director and Co-Chief Executive Officer of OAS, and (b) C&P, an entity affiliated with a former director of the Company, and (ii) the Warrants to purchase an aggregate of 3,616,071 shares of OAS Common Stock, to a private investor group, including C&P.

On December 17, 2025, we entered into the Exchange Agreements, by and between the Company, OAS and the Holders, pursuant to which the Holders converted their Notes and/or exercised their Warrants on a cashless basis into shares of OAS Common Stock and promptly thereafter exchanged such shares of OAS Common Stock (including those shares previously issued by virtue of previously exercised Warrants) for shares of Common Stock. At each Holder’s election, the Holder could elect to defer the closing to January 5, 2026, as the Company and the Holder may agree. Pursuant to the Exchange Agreements, (i) on December 27, 2025 we issued 5,299,482 shares of Common Stock to the selling stockholders who did not elect to defer the closing to January 5, 2026 and (ii) on January 5, 2026 we issued 2,389,203 shares of Common Stock to the selling stockholders who did elect to defer the closing to January 5, 2026, based on the closing bid price of the Common Stock on the Nasdaq Stock Market on December 16, 2025.

After giving effect to the Exchange, we own approximately 99% of OAS and the Holders own approximately 1% of OAS on a fully diluted basis.

Pursuant to the Exchange Agreements, each selling stockholder shall be subject to the Trading Limitation, whereby such selling stockholder may not sell any Common Stock issued to such selling stockholder pursuant to the Exchange Agreements on any trading market in any single trading day to the extent such sales would exceed five percent (5%) of the average daily trading volume of such stock as reported on the principal trading market on which the Common Stock is listed, calculated based on the ten (10) consecutive trading days immediately preceding the relevant date of determination.

Pursuant to the Exchange Agreements, we agreed to file with the Securities and Exchange Commission (the “SEC”) a prospectus supplement pursuant to Rule 424(b)(7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), providing for the resale by the selling stockholders of such issued Shares, subject to the Trading Limitation. We have filed this prospectus supplement to fulfill certain obligations under the Exchange Agreements. For a detailed description of the selling stockholders and the securities issued pursuant thereto, see the sections titled “Selling Stockholders.”

SELLING STOCKHOLDERS

This prospectus supplement covers the offer and sale or other disposition from time to time by the selling stockholders of 2,389,203 shares of our Common Stock that were issued to the selling stockholders by us in the Exchange. For a description of the Exchange, see the section titled “Description of Transaction.” As used in this prospectus supplement, the term “selling stockholders” includes the stockholders, together with their respective pledgees, assignees, donees, transferees or successors-in-interest.

We are registering the offer and sale of the Shares held by the selling stockholders to satisfy certain registration obligations that we granted the selling stockholders in connection with the transactions contemplated by the Exchange Agreements.

The following table sets forth (i) the name of each selling stockholder, (ii) the number of shares of our Common Stock beneficially owned by each selling stockholder, including the Shares issued in the Exchange, (iii) the number of Shares that may be offered by each selling stockholder under this prospectus supplement and the accompanying prospectus and (iv) the number of shares of our Common Stock that would be beneficially owned by each selling stockholder assuming all of the Shares covered hereby are sold.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our Common Stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. No selling stockholder currently holds, nor has any selling stockholder held within the past three years, any position or office with us or any of our predecessors or affiliates, nor does any selling stockholder currently have, or has had within the past three years, any other material relationship with us or any of our predecessors or affiliates, except for Privet Ventures LLC, an entity affiliated with Eric Brock, the Chairman, Chief Executive Officer and President of the Company.

The selling stockholders may sell some, all or none of the Shares offered by this prospectus supplement and the accompanying prospectus from time to time. We do not know how long the selling stockholders will hold the Shares covered hereby before selling them and, except as set forth in the Exchange Agreements, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any Shares. See the section titled “Use of Proceeds” for additional information.

The information set forth in the table below is based on 380,763,481 shares of our Common Stock outstanding as of January 2, 2025, plus the 2,389,203 Shares issued to the selling stockholders at Closing under the Exchange Agreements, and assumes the selling stockholders dispose of all of the Shares covered by this prospectus supplement and do not acquire beneficial ownership of any additional shares of Common Stock. The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us, other than the calculation of the percentage of shares of Common Stock owned prior to and after the offering.

	Before the Offering			After the Offering
Name of Selling Stockholder(1)	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Shares of Common Stock Being Offered(2)	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock
Privet Ventures LLC(3)	1,153,625	*	1,153,625	-	*
Peter Higgins	570,019	*	570,019	-	-
Peter I Higgins 1999 Trust	199,434	*	152,541	46,893	*
Indrajit Bardhan	114,004	*	114,004	-	-
Kunal Rajan Bajaj & Payal Rohit Kapadia JTWROS	114,004	*	114,004	-	-
Daniel Conston	114,004	*	114,004	-	-
Michael L. Goldfarb	114,004	*	114,004	-	-
Dishoom LLC	57,002	*	57,002	-	-

*	Indicates beneficial ownership of less than one percent (1%) of the total issued and outstanding shares of Common Stock.

(1)	Pursuant to the Exchange Agreements, each selling stockholder agreed, subject to certain customary exceptions, not to sell, transfer or dispose any Common Stock issued to such selling stockholder pursuant to the Exchange Agreements on any trading market in any single trading day to the extent such sales would exceed five percent (5%) of the average daily trading volume of such stock as reported on the principal trading market on which the Common Stock is listed, calculated based on the ten (10) consecutive trading days immediately preceding the relevant date of determination.

(2)	The amounts set forth in this column are the numbers of shares of Common Stock that may be offered by the selling stockholders using this prospectus supplement.

(3)	Privet Ventures LLC is an investment company owned by Eric Brock, the Chairman, Chief Executive Officer and President of the Company.

PLAN OF DISTRIBUTION

We are registering the shares of our Common Stock issued to the selling stockholders to permit the offer and sale of these shares of Common Stock by the holders from time to time on and after the date of this prospectus supplement. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders, which as used herein includes donees, pledgees, assignees, transferees and other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus supplement from a selling stockholder as a gift, pledge, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Sales of shares of our Common Stock by the selling stockholders named in this prospectus supplement may be made from time to time in one or more transactions in the over-the-counter market, on any exchange or quotation system on which shares of our Common Stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares may be sold include:

●	block trades (which may involve crosses) in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus supplement;

●	exchange distributions or secondary distributions in accordance with the rules of the applicable exchange;

●	ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;

●	privately negotiated transactions;

●	trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus supplement that provide for periodic sales of shares of our Common Stock on the basis of parameters described in such trading plans;

●	one or more underwritten offerings on a firm commitment or best efforts basis;

●	the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	the settlement of short sales;

●	a combination of any of the foregoing methods of sale; and

●	any other method permitted by applicable law.

An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our Common Stock is traded may be engaged to act as the selling stockholders’ agent in the sale of shares by the selling stockholders.

In connection with distributions of the shares of our Common Stock offered by this prospectus supplement or otherwise, the selling stockholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our Common Stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our Common Stock short to effect its hedging transactions and deliver shares of Common Stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

In addition, any shares of our Common Stock covered by this prospectus supplement that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

The aggregate proceeds to the selling stockholders from the sale of the shares of Common Stock offered by the selling stockholders pursuant to this prospectus supplement will be the purchase price of the shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents.

To the extent required, the shares to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement and the accompanying prospectus.

Each broker-dealer that receives our Common Stock for its own account pursuant to this prospectus supplement must acknowledge that it will deliver the prospectus supplement and the accompanying prospectus in connection with any sale of our Common Stock. If required, this prospectus supplement may be amended or supplemented on a continual basis to describe a specific plan of distribution. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling stockholders, brokers and dealers for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock offered by this prospectus supplement may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with as part of such sale.

The selling stockholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of our Common Stock by the selling stockholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to the Common Stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

The selling stockholders and any brokers, dealers, agents or others that participate with the selling stockholders in the distribution of the shares offered by this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. If any selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) and the accompanying prospectus available to the selling stockholders, brokers and dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

There can be no assurance that the selling stockholders will sell any or all of the shares of our Common Stock offered hereby.

Any underwriter, dealers and agents engaged by the selling stockholders may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereunder will be passed upon for us by Snell & Wilmer L.L.P., Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Ondas Holdings Inc. as of December 31, 2024 and December 31, 2023 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of Rosenberg Rich Baker Berman, P.A., independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, we maintain a website that contains information about us at www.ondas.com. The information found on, or otherwise accessible through, this website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3ASR, of which this prospectus supplement and the accompanying prospectus forms a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to the Company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

●	The Annual Report on Form 10–K for the fiscal year ended December 31, 2024, filed on March 12, 2025;

●	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 15, 2025;

●	The Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed on August 12, 2025;

●	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on November 13, 2025;

●	The Current Reports on Form 8–K filed with the SEC on January 13, 2025, January 16, 2025, January 23, 2025, February 25, 2025, February 28, 2025, March 4, 2025, March 11, 2025, March 28, 2025, April 14, 2025, April 28, 2025, May 12, 2025, May 16, 2025, June 3, 2025, June 9, 2025, June 9, 2025, June 11, 2025, June 11, 2025, June 20, 2025, June 24, 2025, June 25, 2025, June 25, 2025, June 26, 2025, July 3, 2025, July 7, 2025, July 21, 2025, August 1, 2025, August 8, 2025, August 12, 2025; August 14, 2025, August 15, 2025, August 15, 2025, August 18, 2025, August 22, 2025, August 22, 2025, August 26, 2025, August 27, 2025, September 2, 2025, September 5, 2025, September 10, 2025, September 23, 2025, October 3, 2025, October 7, 2025, October 27, 2025, October 29, 2025, November 4, 2025, November 10, 2025, November 17, 2025, November 17, 2025, November 18, 2025, November 20, 2025, November 20, 2025, November 25, 2025, December 12, 2025, December 17, 2025, December 17, 2025, December 18, 2025, January 2, 2026, January 2, 2026 and January 5, 2026; and

●	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on December 3, 2020, as updated by the description of capital stock contained in Exhibit 4.6 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 22, 2022, as further updated by the certificate of amendment contained in Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on October 31, 2023, and as further updated by the certificate of amendment contained in Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on November 20, 2025.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by requesting them in writing or by telephone from us at the following address:

Ondas Holdings Inc.
222 Lakeview Avenue, Suite 800,

West Palm Beach, Florida 33401

Attention: Eric Brock

Telephone: (888) 350-9994

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at http://www.ondas.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or any accompanying prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or any subsequent prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus relates to the sale from time to time in one or more offerings of shares of our common stock, par value $0.0001 (“Common Stock”); shares of our preferred stock, par value $0.0001 (“Preferred Stock”), which we may issue in one or more series or classes; debt securities, which we may issue in one or more series; warrants to purchase our Common Stock, Preferred Stock or debt securities; and units (collectively referred to as the “securities”).

We will provide the specific terms of any securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

When securities are offered under this prospectus, we will provide you with a prospectus supplement describing the specific securities being offered, the manner in which they are being offered, the offering price of the securities and the net proceeds from the sale of those securities. The securities may be offered separately or together in any combination or as a separate series. You should carefully read this prospectus and any accompanying prospectus supplement, together with any documents incorporated by reference herein and therein, before you invest in our securities. We may sell these securities to or through underwriters, to other purchasers, through dealers or agents or through any combination of these methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Common Stock is traded on The NASDAQ Capital Market under the symbol “ONDS.” On September 8, 2025, the last reported sale price of our Common Stock on The NASDAQ Capital Market was $6.06.

Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 3 of this prospectus and in the applicable prospectus supplement, and in any other document incorporated by reference herein or therein, for factors you should consider before buying any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2025.

TABLE OF CONTENTS

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended., or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus may not be used to offer or consummate a sale of securities unless it is accompanied by a prospectus supplement.

The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find Additional Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplements filed with the SEC. We have not authorized anyone to provide you with different information and, if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, all references in this prospectus to “Ondas” “Ondas Holdings” the “Company,” “we,” “us,” and “our” refer to Ondas Holdings Inc. and our consolidated subsidiaries, Ondas Networks Inc., Ondas Autonomous Systems Inc., Airobotics Ltd. and American Robotics, Inc.; unless otherwise specified, references to “Ondas Networks” refers to Ondas Networks Inc., references to “OAS” refers to Ondas Autonomous Systems Inc., references to “Airobotics” refers to Airobotics Ltd., and references to “American Robotics” refers to American Robotics, Inc. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements, which in some cases, you can identify by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements include statements regarding our operations, cash flows, financial position and economic performance including, in particular, future sales, competition and the effect of economic conditions. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

Although we believe that these statements are based upon reasonable assumptions, these statements expressing opinions about future outcomes and non-historical information are subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change and, therefore, there is no assurance that the outcomes expressed in these statements will be achieved. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Investors are cautioned that forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in forward-looking statements contained herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks and uncertainties in greater detail under “Risk Factors” in this prospectus, “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus. You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under the securities laws of the United States. You are advised, however, to consult any additional disclosures we make in our reports filed with the SEC.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus, and any prospectus supplement.

Overview

Ondas Holdings Inc. (the “Company”) is a leading provider of private wireless, drone, and automated data solutions through its subsidiaries Ondas Networks Inc., a Texas corporation (“Ondas Networks”), Ondas Autonomous Systems Inc., a Nevada corporation (“OAS”), which wholly-owns Airobotics, Ltd., an Israeli company (“Airobotics”), and American Robotics, Inc., a Delaware corporation (“American Robotics”).

Ondas Networks provides wireless connectivity solutions. OAS provides drone and automated data solutions through its subsidiaries Airobotics and American Robotics. Ondas Networks and OAS together provide users in defense, homeland security, and critical infrastructure markets with improved connectivity, data collection capabilities, and data collection and information processing capabilities. We operate Ondas Networks and OAS as separate business segments, and the following is a discussion of each segment.

Ondas Networks Segment

Ondas Networks provides wireless connectivity solutions enabling mission-critical Industrial Internet applications and services. We refer to these applications as the Mission-Critical Internet of Things (“MC-IoT”). Our wireless networking products are applicable to a wide range of MC-IoT applications, which are most often located at the very edge of large industrial networks. These applications require secure, real-time connectivity with the ability to process large amounts of data at the edge of large industrial networks. Such applications are required in all of the major critical infrastructure markets, including rail, electric grids, drone operations, oil and gas, and public safety, homeland security and government, where secure, reliable and fast operational decisions are required in order to improve efficiency and ensure a high degree of safety and security. Our MC-IoT intellectual property has been adopted by the Institute of Electrical and Electronics Engineers (“IEEE”), the leading worldwide standards body in data networking protocols, and forms the core of the IEEE 802.16 standard. Because standards-based communications solutions are preferred by our mission-critical customers and ecosystem partners, we continue to take a leadership position in IEEE as it relates to wireless networking for industrial markets.

We design, develop, manufacture, sell and support FullMAX, our patented, Software Defined Radio platform for secure, private, wide-area broadband networks. Our customers install FullMAX systems in order to upgrade and expand their legacy wide-area network infrastructure. By upgrading their legacy systems, customers benefit from significant increases in data throughput which enables new applications. We have targeted the North American freight rail operators for the initial adoption of our FullMAX platform. These rail operators currently operate legacy communications systems utilizing dated narrowband wireless technologies for voice and data communications. These legacy wireless networks have limited data capacity and are unable to support the adoption of new, intelligent train control and management systems. The freight rail operators through the Association of American Railroads (“AAR”), its advisory subsidiary MxV Rail, as well as the American Railway Engineering and Maintenance Association, have adopted the IEEE 802.16 standard for future private wireless networks. The IEEE 802.16t Direct Peer-to-Peer protocol has been selected by the AAR as the new standard for Next Generation head-of-train / end-of-train (“HOT-EOT”) communications or “NGHE Gen4.” This new protocol for train telemetry operations enables new safety and operational improvements to existing HOT-EOT applications.

Our software-based FullMAX platform is an important and timely upgrade solution for privately-owned and operated wireless wide-area networks, leveraging Internet Protocol-based communications to provide security, more reliability and significant data throughput for our mission-critical infrastructure customers. We believe industrial and critical infrastructure markets throughout the globe have reached an inflection point where legacy serial and analog based protocols no longer meet industry needs. In addition to offering enhanced data throughput, FullMAX is an intelligent networking platform enabling the adoption of sophisticated operating systems and equipment supporting next-generation MC-IoT applications over wide field areas. These new MC-IoT applications and related equipment require more processing power at the edge of large industrial networks and the efficient utilization of network capacity and scarce bandwidth.

Ondas Autonomous Systems Segment

Our OAS business unit develops and integrates drone-based solutions focusing on high-performance critical applications for government and Tier-1 commercial enterprises. Ondas is marketing comprehensive drone-based solutions to address the needs of governmental and commercial customers based on its commercially available platforms: the Optimus System™, a fully autonomous drone platform capable of continuous and multipurpose aerial data capturing and analytics, and the Iron Drone Raider™ , a fully autonomous interceptor drone designed to neutralize small hostile drones.

Our unique, fully autonomous platforms enable cutting-edge aerial capabilities and are designed to serve and protect critical infrastructure and operations. Our business focuses on end-user entities in defense, homeland security, public safety, smart city, airport authorities, and other governmental entities together with commercial operators of critical industrial and technology facilities such as oil & gas, seaports, mining, and heavy construction as well as for data centers and semiconductor fabs. For these industries, OAS provides specialized real-time aerial data capturing and aerial protection solutions in the most complex environments such as urban areas, sensitive and critical facilities and field area operations, and high-priority projects. In addition, we offer a wide suite of supplementary, enabling services for successful implementation such as AI data analytics, data automation, IT implementation, safety planning, certification, training, and maintenance, handling all the complex aspects of such high-performance drone operations.

Our portfolio companies, American Robotics and Airobotics, form a unique, powerful, and synergistic combination covering all the aspects required for successful Aerospace business together with data technologies and services for digital transformation industries. Our companies are specialized in addressing all the challenges arising along these types of product lifecycles including research and development, manufacturing, certification, and ongoing support.

OAS and its portfolio companies have already gained a track record of industry-leading regulatory successes including the securing of the first-of-its-kind Type Certification (TC) from the Federal Aviation Administration (“FAA”) for the Optimus 1-EX UAV on September 25, 2023, becoming the first autonomous security data capture UAV to achieve this distinction. TC, recognized as the highest echelon of Airworthiness Certification, streamline operational approvals for broad flight operations over people and infrastructure. The certification verifies the compliance of the system’s design with the required FAA airworthiness and noise standards, ensuring safe operation within the US National Airspace System thereby significantly broadening the range of operational scenarios and scaling up of operations for automated UAS. Achieving FAA TC will enable drone operations beyond-visual-line-of-sight without a human operator on-site. With a strong footprint in the US market and worldwide, we believe that OAS is well-positioned with proven technology, a unique offering, and strong capabilities to strategically transform critical operations with our cutting-edge drone tech and capabilities.

Corporate Information

Ondas’ corporate headquarters are located in Boston, Massachusetts. Ondas Networks has offices and facilities in Sunnyvale, California, American Robotics’ offices and facilities are located in Sparks, Maryland, and Airobotics’ offices and facilities are located in Petah Tikva, Israel. Our telephone number is (888) 350-9994 and our Internet website address is www.ondas.com. The information on our website is not a part of, or incorporated in, this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described below and discussed in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds of any securities sold under this prospectus for general corporate purposes. General corporate purposes may include any of the following:

●	funding capital expenditures;

●	repaying debt;

●	paying for possible acquisitions or the expansion of our business; and

●	providing working capital.

When a particular series of securities is offered, the prospectus supplement relating to that offer will set forth our intended use for the proceeds we receive from the sale of those securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus, we have not entered into any agreements or arrangements which would make an acquisition or investment probable under Rule 3-05(a) of Regulation S-X. In addition, as of the date of this prospectus, we have not entered into any agreements or arrangements for capital expenditures that would be paid for from the proceeds of this offering.

DESCRIPTION OF CAPITAL STOCK

Overview

Our authorized capital stock consists of (i) 400,000,000 shares of common stock, par value $0.0001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 5,000,000 shares are designated as Series A Preferred and 5,000,000 shares are non-designated (“blank check”) shares. As of September 5, 2025, we had 280,019,764 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary of the rights of our common and preferred stock and some of the provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and the Nevada Revised Statutes (the “NRS”). Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated articles of incorporation and our bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the NRS.

Common Stock

The holders of the Company’s Common Stock:

1.	Have ratable rights to dividends from funds legally available if and when declared by the Company’s Board of Directors (the “Board”).

2.	Are entitled to share ratably in all of the Company’s assets available for distribution to holders of Common Stock upon liquidation.

3.	Do not have the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

4.	Are entitled to cast one non-cumulative vote for each share held on all matters on which holders of Common Stock may vote and, with respect to the election of directors, one non-cumulative vote for each share held for each of the duly nominated directors.

The rights, preferences, and privileges of the holders of Common Stock may be adversely affected by, the rights of the holders of any series of Preferred Stock that may be issued by Ondas.

Preferred Stock

The Board may, without further action of the Company’s stockholders, issue shares of Preferred Stock in one or more series, fix the number of shares, determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted under Chapter 78 of the NRS.

The Board may also increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series of Preferred Stock, but not below the number of shares of such series of Preferred Stock then outstanding. In case the number of shares of any series of Preferred Stock shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of Ondas entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

On August 14, 2020, the Company filed a Certificate of Designation with the State of Nevada to designate 5,000,000 shares of the Company’s Preferred Stock as Series A Convertible Preferred Stock (“Series A Preferred”). Shares of Series A Preferred rank pari passu with the Company’s Common Stock, except that holders of Series A Preferred shall have certain liquidation preferences as set forth in the Certificate of Designation and the holders of the Series A Preferred are not entitled to vote on any matters presented to the stockholders of the Company. The Certificate of Designation became effective on the August 14, 2020.

In connection with the Company’s underwritten public offering of Common Stock consummated on December 8, 2020, the Company’s outstanding 2,350,390 shares of Series A Convertible Preferred Stock mandatorily converted into an aggregate of 979,361 shares of Common Stock.

Nevada Laws

Chapter 78 of the NRS contains a provision governing “Acquisition of Controlling Interest.” This “control share act” (NRS 78.378 through 78.3793, inclusive) provides generally that any person, individually or in association with others, that acquires 20% or more of the outstanding voting shares of certain Nevada corporations may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share act will apply to the Company if the Company were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on the Company’s stock ledger) and if the Company does business in the State of Nevada directly or through an affiliated corporation, unless the Company’s Articles of Incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. The control share act provides that a person, individually or in association with others, acquires a “controlling interest” when it acquires ownership of outstanding voting shares that, but for the operation of the control share act, would bring its voting power of the Company in the election of directors within any of the following three ranges:

●	20% to 33%;

●	33% to 50%; and

●	more than 50%.

Once an acquirer crosses one of the above thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. A corporation may elect to opt-out from the provisions of the control share act by providing in the articles of incorporation or bylaws that such provisions do not apply to the corporation. The Company’s Articles of Incorporation and bylaws do not exempt the Company’s Common Stock from the control share act. As of the date of this filing, the Company does not have 200 or more stockholders of record and, as a result, the control share act does not currently apply to the Company.

Exclusive Jurisdiction of Certain Actions

Unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County of the State of Nevada (the “Court”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, any director or the Company’s officers or employees arising pursuant to any provision of the NRS, Chapters 78 or 92A of the NRS or our Amended and Restated Articles of Incorporation or our Bylaws, or (iv) any action asserting a claim against the Company, any director or the Company’s officers or employees governed by the internal affairs doctrine. However, each of these clauses (i) through (iv) will not apply to any claim (x) as to which the Court determines that there is an indispensable party not subject to the jurisdiction of the Court (and the indispensable party does not consent to the personal jurisdiction of the Court within ten (10) days following such determination), (y) for which the Court does not have subject matter jurisdiction, or (z) which is vested in the exclusive jurisdiction of a court or forum other than the Court, including pursuant to Section 27 of the Exchange Act, which provides for exclusive federal jurisdiction over suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such the exclusive jurisdiction clauses set forth above would not apply to such suits.

Although we believe these provisions benefit us by providing increased consistency in the application of Nevada law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision, but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

Our transfer agent and registrar is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, Florida. Its telephone number is (813) 344-4490.

Stock Exchange Listing

Our Common Stock is listed on The Nasdaq Stock Market (the “Nasdaq”) under the symbol “ONDS.”

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities unless we are not required under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, to issue the debt securities pursuant to an indenture. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the debt securities that we may offer using this prospectus. Further terms of the debt securities will be stated in the applicable prospectus supplement. The following description and any description of the debt securities in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the applicable indenture and supplemental indenture (to the extent we are required to issue the debt securities pursuant to an indenture) and form of debt security.

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock or other securities of Ondas. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we are required pursuant to the provisions of the Trust Indenture Act, the debt securities will be issued under one or more indentures, which are contracts between us and an eligible banking institution or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer, including debt securities that are issued under an indenture, in more detail in a prospectus supplement.

If required, we will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. If required, we will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures (to the extent applicable to a particular issuance of our debt securities) are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement that we may authorize to be provided to you related to the series of debt securities being offered and, to the extent applicable, the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered under indentures as exhibits to the registration statement of which this prospectus is a part or such supplemental indentures will be incorporated by reference to reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The indentures do not limit the amount of other debt that we may incur and do not contain financial or similar restrictive covenants. The indentures do not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities offered and the price or prices at which we will offer the debt securities. The description will include:

●	the title of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must pay the principal;

●	whether the debt securities will be issued with any original issue discount;

●	whether the debt securities are convertible into common stock or other securities or property and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

●	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	whether and under what circumstances, if any, we will pay a premium or additional amounts on any debt securities;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem or retire any debt security, if at all;

●	any obligation to redeem or repurchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities if other than denominations of $1,000 and any integral multiple thereof;

●	the manner in which we will determine the amount of principal of or any premium or interest or additional amounts on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity if other than 100%;

●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities are defeasible;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	whether we will issue the debt securities under indentures;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures, if any, including whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital shares or the capital shares of our subsidiaries;

o	redeem capital shares;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders or affiliates;

o	issue or sell shares of our subsidiaries; or

o	effect a consolidation or merger;

●	whether the indenture, if any, will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	procedures for any auction or remarketing, if any; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe United States federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity under the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than United States dollars in the prospectus supplement.

Conversion and Exchange Rights

The applicable prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for Common Stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of Common Stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

Unless otherwise indicated in a prospectus supplement, we may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation, in respect of senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to senior indebtedness that permits holders of the senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Form, Exchange and Transfer

If issued, the debt securities will be issued only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Global Securities” and will trade in book-entry form only.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer or exchange of any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person, and shall not permit any other person to consolidate with or merge into us, unless:

●	either: (i) we are the surviving corporation or (ii) the person formed by or surviving any consolidation, amalgamation or merger or resulting from such conversion (if other than Ondas) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations under the debt securities and under the indentures pursuant to agreements reasonably satisfactory to the indenture trustee;

●	immediately before and after giving pro forma effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

●	several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, it is anticipated that each of the following will constitute an event of default under the applicable indenture with respect to debt securities of any series:

●	failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

●	failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

●	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

●	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

●	failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable indenture trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; and

●	certain events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary.

If an event of default (other than an event of default with respect to Ondas described in the last item listed above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the applicable indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount debt security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an event of default with respect to Ondas described in the last item listed above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security, such specified amount) will automatically, and without any action by the applicable trustee or any holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions in the indentures relating to the duties of the trustees in case an event of default has occurred and is continuing, each trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustees, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such holder has previously given to the trustee under the applicable indenture written notice of a continuing event of default with respect to the debt securities of that series;

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

●	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to each trustee annually, within 150 days after the end of each fiscal year, a certificate by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of an indenture may be made by us and the applicable trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

●	change the stated maturity of the principal of, or time for payment of any installment of principal of or interest on, any debt security;

●	reduce the principal amount of, or any premium or the rate of interest on, any debt security;

●	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

●	change the place or the coin or currency of payment of principal of, or any premium or interest on, any debt security;

●	impair the right to institute suit for the enforcement of any payment due on any debt security;

●	modify the subordination provisions in the case of subordinated debt securities;

●	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

●	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

●	modify such provisions with respect to modification, amendment or waiver, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Each of the indentures provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such indenture as of any date:

●	the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

●	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of an original issue discount security the United States dollar equivalent on the date of original issuance of such security of the amount determined as provided immediately above); and

●	certain debt securities, including those owned by us or any of our other affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding debt securities of that series on the record date may take such action.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the indenture trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the depositary in accordance with its procedures. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information, as applicable: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the redemption date the redemption price will become due and payable upon each security to be redeemed and, if applicable, that interest thereon will cease to accrue after such date; the place or places where such debt securities are to be surrendered for payment of the redemption price; and that the redemption is for a sinking fund, if such is the case.

Prior to any redemption date, we will deposit or cause to be deposited with the indenture trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the indenture trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

●	either:

o	all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

o	all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee;

and in either case we have irrevocably deposited with the trustee as trust funds for such purpose money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date;

●	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

●	we have delivered an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities of that series have been complied with.

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions of the indentures relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the provisions relating to legal defeasance applied to any debt securities, we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

●	we have delivered to the applicable trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

●	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit;

●	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

●	we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

●	we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in the items set forth immediately above and the item set forth immediately below, as applicable, have been complied with;

●	in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our senior debt and no other event of default with respect to any of our senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof: and

●	we have delivered to the trustee an opinion of counsel to the effect that all conditions precedent set forth in the first, third or fourth item above have been complied with.

Covenant Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain events of default, which are described above in the fifth item listed under “Events of Default” above and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in the second, third, fourth, fifth, sixth and seventh items above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Notices

We will mail notices to holders of debt securities at the addresses that appear in the security register.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Information Concerning the Indenture Trustee

The indenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by an indenture at the request or direction of any of the applicable holders pursuant to such indenture unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated loan may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the senior indenture in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series, and the corporate trust office of the trustee under the subordinated indenture in The City of New York will be designated as the sole paying agent for payment with respect to subordinated debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the warrants to purchase Common Stock, Preferred Stock and/or debt securities that we may offer using this prospectus. Further terms of the warrants will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the warrant and warrant agreement.

General

We may issue warrants for the purchase of Common Stock, Preferred Stock and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

●	title of the warrants;

●	aggregate number of warrants;

●	price or prices at which the warrants will be issued;

●	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

●	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

●	purchase price for each security purchasable on exercise of the warrants;

●	the terms for changes to or adjustments in the exercise price, if any;

●	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

●	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

●	anti-dilution provisions or other adjustments to the exercise price of the warrants;

●	terms of any right that we may have to redeem the warrants;

●	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

●	name and address of the warrant agent, if any;

●	information with respect to book-entry procedures;

●	any material United States federal income tax considerations; and

●	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any document applicable to the securities comprising the units. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the units that we may offer using this prospectus. Further terms of the units will be stated in the applicable prospectus supplement. The following description and any description of the units in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units and the related documents applicable to the securities constituting the units.

We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement. Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

●	title of the units;

●	aggregate number of units;

●	price or prices at which the units will be issued;

●	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

●	name and address of the unit agent;

●	information with respect to book-entry procedures;

●	any material United States federal income tax considerations; and

●	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any Common Stock, Preferred Stock, debt security or warrant included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of New York. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than Common Stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be DTC. We expect that DTC’s nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Company, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by other financial companies, including the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our Articles of Incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

We expect DTC to advise us that DTC will take any action permitted to be taken by a registered holder of any securities under our Articles of Incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

●	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

●	we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

●	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any indenture trustee, any depositary, any rights agent, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or dealers;

●	directly to purchasers;

●	in a rights offering;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	in block trades;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, the existing trading market for our shares of Common Stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of Common Stock, which are currently listed on Nasdaq. We currently intend to list any shares of Common Stock sold pursuant to this prospectus on Nasdaq. We may elect to list any series of Preferred Stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Akerman, LLP, Miami, Florida, and Snell & Wilmer L.L.P., Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Ondas Holdings Inc. as of December 31, 2024 and December 31, 2023 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Rosenberg Rich Baker Berman, P.A., independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including Ondas, that file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. Our Internet website address is http://www.ondas.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:

●	The Annual Report on Form 10–K for the fiscal year ended December 31, 2024, filed on March 12, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 12, 2025;

●	The Current Reports on Form 8–K filed with the SEC on January 13, 2025, January 16, 2025, January 23, 2025, February 25, 2025, February 28, 2025, March 4, 2025, March 11, 2025, March 28, 2025, April 14, 2025, April 28, 2025, May 12, 2025, May 16, 2025, June 3, 2025, June 9, 2025, June 9, 2025, June 11, 2025, June 11, 2025, June 20, 2025, June 24, 2025, June 25, 2025, June 25, 2025, June 26, 2025, July 3, 2025, July 7, 2025, July 21, 2025, August 1, 2025, August 8, 2025, August 12, 2025, August 14, 2025, August 15, 2025, August 15, 2025, August 18, 2025, August 22, 2025, August 22, 2025, August 26, 2025, August 27, 2025, September 2, 2025, and September 5, 2025; and

●	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on December 3, 2020, as updated by the description of capital stock contained in Exhibit 4.6 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 22, 2022.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

Ondas Holdings Inc.
One Marina Park Drive, Suite 1410,

Boston, MA 02210

Attention: Eric Brock

Telephone: (888) 350-9994

Ondas Holdings Inc.

2,389,203 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS SUPPLEMENT

January 5, 2026